UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

ATAI LIFE SCIENCES N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Christian Angermayer

Founder bei Apeiron Investment Group

Today is another great day for atai Life Sciences. We just announced outstanding Phase 2b data for BPL-003 (5-MeO-DMT).

But that’s not all. Core shareholders, including myself, demonstrated our conviction in atai’s mission and potential by investing an additional $50 million alongside top-tier biotech funds.

This adds to the $90 million raised earlier this year, extending our runway into the second half of 2027 and enabling full-speed preparations for the Phase 3 trials of BPL-003.

I’ll be publishing a blog post soon – stay tuned.

https://lnkd.in/ezNP6Pta

Forward-looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. atai intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “anticipate,” “initiate,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things: expectations regarding the closing of the acquisition of Beckley Psytech Limited (the “Proposed Transaction”), including timing and approvals; expectations regarding operations of the combined company, including strategic value of the clinical development programs for patients and shareholders as well as expectations regarding financial synergies; timing and results of Beckley Psytech’s BPL-003 Phase 2b trial and related data readouts (results of such Phase 2b trial have now been made available, as previously reported by atai); expectations regarding Beckley Psytech’s other clinical assets, including ELE-101; expectations regarding the concurrent private placement, including related closing conditions; atai’s business strategy and plans; and the potential, success, cost and timing of development of atai’s product candidates, and the product candidates of those companies atai invests in.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, (i) the Proposed Transaction may not be completed in a timely manner or at all, including the risk that any required shareholder approvals are not obtained; (ii) the failure to realize the anticipated benefits of the Proposed Transaction; (iii) the possibility that any or all of the various conditions to the consummation of the Proposed Transaction may not be satisfied or waived; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the share purchase agreement; and (v) the effect of the announcement or pendency of the Proposed Transaction on atai’s ability to retain and hire key personnel, or its operating results and business generally and other important factors described in the section titled “Risk Factors” in atai’s most recent Annual Report on Form 10-K filed with the SEC, as such factors may be updated from time to time in atai’s other filings with the SEC. atai disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this communication, other than to the extent required by applicable law.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

This communication is being made in respect of the Proposed Transactions. In connection with the Proposed Transaction, a registration statement on Form S-4 will be filed (the “Registration Statement”) which will include a proxy statement of the Company (the “Proxy Statement”), as well as other relevant documents regarding the Proposed Transaction. This communication is not a substitute for the Registration Statement, the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS ARE URGED TO READ IN THEIR ENTIRETY THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION, WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Registration Statement, including the Proxy Statement, as well as other filings containing information about the Company, when such documents become available, may be obtained at the SEC’s website (http://www.sec.gov).

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in respect of the proposed transactions contemplated by the Registration Statement, including the Proxy Statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of the Company in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement, including the Proxy Statement, when it is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2024 and its proxy statement on Schedule 14A, dated April 21, 2025, which are filed with the SEC.